EXHIBIT 99.1

                                     [LOGO]
                                    VirtGame

Contact:  Mark Newburg                   or Yvonne L. Zappulla
          CEO and President                 Managing Director
          VirtGame Corp.                    Wall Street Investor Relations Corp.
          702-228-4231                      212-681-4108
          investorrelations@virtgame.com    Yvonne@WallStreetIR.com

           VIRTGAME AGREES TO EXCLUSIVE NEGOTIATIONS TO BE ACQUIRED BY
                        PROGRESSIVE GAMING INTERNATIONAL

LAS VEGAS, NEVADA -(PR Newswire)-January 23, 2005-VirtGame Corp. (OTC BB: VGTI -
News), a provider of innovative software solutions to the regulated gaming industry, announced today it has agreed to exclusive negotiations to be acquired by Progressive Gaming International Corporation (NASDAQ: PGIC) in a stock swap valued at approximately $20 million. Progressive Gaming is a leading supplier of integrated casino management systems and games for the gaming industry world-wide.

      "When I joined VirtGame in August 2004, it was my mission to align our company's technologies with an established global distribution system. I believe we have accomplished that and more. We have successfully transitioned the company into commercialization and, with this transaction, are advancing it to the next generation conveyance," commented Mark Newburg, president and CEO of VirtGame. "We believe that in selling our Company to Progressive Gaming International, our shareholders will have a unique opportunity to increase the value of their holdings through ownership in PGIC. We expect Progressive Gaming International will continue to advance our technology to the next generation and expand the market for central server-based and downloadable games and centrally managed sports betting."

President and Chief Executive Officer of the Company Russ McMeekin stated: "The reality of central server-based and downloadable slot games is rapidly approaching the gaming industry. This technology is expected to allow casino operators to expand the offering of available games for patrons while increasing the control and security over the process. We believe casinos will be able to increase their gaming revenues at a lower cost and provide significant flexibility in the type of game that is delivered to the patron. We also believe the future of slot games is through the use of this type of technology, and is clearly within the core competency of our technology-focused organization."

McMeekin continued: "The VirtGame technology is expected to be incorporated into our CasinoLink(R) architecture to provide an additional two modules, CasinoLink Game Station and CasinoLink Sports Station. We intend to license these modules to our installed base world-wide on a recurring fee basis. In addition, we expect to continue to integrate our Slot Management, Table Management and Multi Game Progressives along with the newly acquired VirtGame Modules into an integrated yet modular casino management system outlined below to be named CasinoLink Enterprise Edition. Our customers world-wide are continuously asking for an integrated yet flexible solution to increase their revenues at a much lower incremental cost. The the requirements of our extensive customer base were a key factor in the decision to pursue an investment in this technology."

McMeekin concluded: "We expect to immediately begin the process of porting existing slot titles to the CasinoLink Game Station Module and to develop new games internally with a third party game developer program. In addition, we also expect to submit our first release of Casino Link Game Station with the initial game library during the fourth quarter of fiscal 2005."

Progressive Gaming's systems currently manages 45,000 slot machines and 1,500 table games world-wide. The ability to sell additional functionality to its existing and new installed base is expected to provide high margin, incremental annuity-based revenue.

The Company does not intend to operate the sports wagering operation in Nevada, only monetize the intellectual property through licensing transactions with third parties which will be disclosed separately.

Chief Financial Officer Michael A. Sicuro stated: "We are creating a new path for the future for our customers and shareholders. We expect this transaction to significantly enhance our systems portfolio by providing multiple forms of gaming revenue for our customers world wide from a single integrated casino management system. When we integrate these new modules with our existing solutions for slot, table and multi-game progressives, we believe we will have a unique and powerful product offering for gaming operators world-wide. This is a classic buy vs. build decision, with the intent to get a product to market faster and more cost effectively through acquiring developed technology and intellectual property. We expect the deal to be neutral in 2005, $.05 - $.10 accretive in 2006 with the real potential for growth in revenues and free cash flow occurring in 2007 and beyond. We may realize the benefits sooner, depending on the velocity of the adoption of this leading edge technology."

The Company expects to finalize the definitive agreement with the next 7-10 days. The transaction will require regulatory approval and approval by the VirtGame shareholders. The deal is expected to close in the second quarter of fiscal 2005.

The following is the expanded list of the Progressive Gaming Integrated Casino Management Solution Suite:

Casino Link Enterprise Edition - Modular Casino Management System

     CasinoLink Slot Management Module
     CasinoLink Game Station Module (NEW)
     CasinoLink Player Tracking Module
     CasinoLink  Sport Station Module (NEW)
     CasinoLink Media Station Module (NEW)
     CasinoLink Jackpot Station Module - Slot and Table Game Module
     WagerLink Cashless Module - Slot, Table Game and Sport Betting Module (NEW) TableLink(TM) Player Tracking Module
     TableLink Chip Tracking Module
     TableLink Game Tracking Module (NEW)

Free cash flow is defined as the net change in cash and cash equivalents at the beginning of a reporting period as compared to the cash and cash equivalents at the end of that same reporting period. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. GAAP is defined as generally accepted accounting principles as applied in the United States.

Progressive Gaming International has scheduled a conference call for Monday, January 24, 2005 to discuss this transaction.

CONFERENCE CALL DETAILS:

DATE/TIME: Monday, JANUARY 24, 2005--12:00P.M. (ET)
TELEPHONE NUMBER: 800-299-0148
INTERNATIONAL DIAL-IN NUMBER: 617-801-9711
PARTICIPANT PASS CODE: 33988702

It is recommended that participants phone-in at least 10 minutes before the call is scheduled to begin. The teleconference will be webcast on Progressive Gaming International's website at www.progressivegaming.net or www.mikohn.com. A replay of the conference call in its entirety will be available approximately one hour after its completion for 30 days by dialing 888-286-8010(U.S.), 617-801-6888(International) and entering the pass code 92112528.

Progressive Gaming International's website will also include any additional material historical financial or statistical information discussed in the conference call and not included in the release announcing the Company's operating results (as well as any non GAAP financial measures as defined by the SEC), if applicable, and a copy of the Company's investor presentation

ABOUT PROGRESSIVE GAMING INTERNATIONAL

Progressive Gaming International is a leading supplier of Integrated Casino Management Systems Software and Games for the gaming industry worldwide. The Company develops and distributes an expanding array of slot and table games, plus management and progressive jackpot software systems.

The Company is unique in the industry in offering management, progressive systems and games as a modular yet integrated solution. There is a Progressive Gaming International product in virtually every casino in the world. For further information, visit www.progressivegaming.net or www.mikohn.com.

ABOUT VIRTGAME CORP.

VirtGame is a Nevada Gaming Commission licensed provider of innovative sports book software systems and server-based, networked gaming software for regulated gaming applications. VirtGame's technology platform, VirtGame SP(TM), is a comprehensive, scalable and customizable, enabling gaming on any hardware platform including PCs, hand-held devices and mobile phones. Gaming content is stored on a central server and sent to terminals anywhere on the casino floor, or beyond to extended licensed locations. The Company's products, when used in combination, and individually, create greater efficiencies, reduce costs, increase revenues and extend the branch reach of casinos. For more information, please visit www.virtgame.com.

The statements contained in this press release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things: (1) expected revenue and earnings growth; (2) estimates regarding the size and our penetration of target markets; (3) adequacy of available working capital. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) our receipt of adequate working capital as required, (2) our auditors' qualification of their report on our financial statements as to doubts about our going concern, (3) the early stage of development of the market for software for the regulated gaming industry, (4) lack of market acceptance to date for the Company's products and services, (5) our receipt of nominal revenues to date,
(6) our continuing losses from operations to date, and (7) federal and state regulation of our business. These forward-looking statements are made as of the date of this release, and the company assumes no obligation to update such forward-looking statements. Refer to the company's Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission for more information, as well as, other filings including the company's Form 10-QSB quarterly reports.